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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statements File Nos. 2-83398 (Amendment No. 2), 2-95833, 33-17459, 33-38544, 33-22745,
33-49718, 33-65212, 33-65214, and 33-64784 of DSC Communications Corporation
and in the related Prospectuses of our report dated January 23, 1995, with respect to the consolidated financial statements and schedule of DSC Communications Corporation included in or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                            Ernst & Young LLP


Dallas, Texas
March 30, 1995